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SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AMECS INC.
 (Exact name of registrant as specified in its charter.)

Nevada	98-0446287
(State of incorporation of organization)	(I.R.S. Employer Identification Number)

1 Yonge Street, Suite 1801
Toronto, Ontario
Canada M5E 1W7
(Address of principal executive offices, including zip code.)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange of which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box.     [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.     [X]

Securities Act registration statement file number to which this form relates: Form SB-2; File No. 333-123087.

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.00001
(Title of Class)

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ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The description of securities contained in Registrant's Registration Statement on Form SB-2, as amended, filed with the Securities and Exchange Commission (File No. 333-123087) is incorporated by reference into this registration statement.

ITEM 2.     EXHIBITS.

The following Exhibits are incorporated herein by reference from the Registrant's Form SB-2 Registration Statement filed with the Securities and Exchange Commission, SEC file #333-123087 on March 2, 2005. Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:

Exhibits	Document Description

3.1	Articles of Incorporation.
3.2	Bylaws.
4.1	Specimen Stock Certificate.
5.1	Opinion of Conrad C. Lysiak, Esq. regarding the legality of the Securities being registered.
23.1	Consent of Williams & Webster, P.S., Certified Public Accountants
23.2	Consent of Conrad C. Lysiak, Esq.
99.1	Subscription Agreement.

SIGNATURES

In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 22nd day of June, 2006.

AMECS INC.
(Registrant)

BY:	ALEXEI GAVRILINE
Alexei Gavriline, President, Principal Executive Officer, Secretary/Treasurer, Principal Financial Officer, Principal Accounting Officer and a member of the Board of Directors